SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    December 21, 2001
                                                 ----------------------



                              PurchasePro.com, Inc.
               (Exact name of registrant as specified in charter)



         Nevada                         000-26465               880385401
         ------                         ---------               ---------
(State or other jurisdiction     (Commission File Number)     (IRS Employer
      of incorporation)                                     Identification No.)



           7720 West Cheyenne Avenue, Las Vegas, Nevada           89129
           --------------------------------------------           -----
           (Address of principal executive offices)             (Zip Code)



       Registrant's telephone number, including area code (702) 316-7000
                                                           -------------




                3291 North Buffalo Drive, Las Vegas, Nevada 89129
                -------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.   OTHER EVENTS.

Sale and Issuance of Shares of Common Stock

On December 21, 2001, PurchasePro.com, Inc. (the "Company") entered into a Common Stock Purchase Agreement (the "Purchase Agreement") with Fusion Capital Fund II, LLC ("Fusion Capital"), in connection with a private equity line financing transaction pursuant to which the Company shall offer and sell to Fusion Capital up to $15,000,000 million of the Company's common stock, $.01 par value ("Common Stock"), over a period of up to 30 months (the "Financing"). As a condition to Fusion Capital's obligation to make purchases under the Purchase Agreement, the Common Stock to be offered and sold to Fusion Capital must be registered in an effective registration statement with the Securities and Exchange Commission.

Pursuant to the Purchase Agreement, Fusion Capital shall purchase on each trading day during each monthly period during the term of the Purchase Agreement $25,000 of our Common Stock, subject to our right to suspend such purchases or decrease the amount of such purchases, and our right to terminate the Purchase Agreement at any time. We also have the right to increase the daily purchase amount at any time, provided our stock price is above $4.00 per share for five
(5) consecutive trading days. Fusion Capital shall receive 600,000 shares of Common Stock as a commitment fee for the financing, 300,000 upon entering into the Purchase Agreement, and 300,000 upon commencement of purchases by Fusion Capital. In addition, the Company has paid a $35,000 commitment fee to Fusion Capital.

Under the Purchase Agreement, the purchase price per share shall be equal to the lesser of (i) the lowest sale price of our Common Stock on the purchase date; and (ii) the average of the three (3) lowest closing bid prices of our Common Stock during the ten (10) consecutive trading days prior to the date of a purchase by Fusion Capital. Notwithstanding the foregoing, Fusion Capital may not purchase shares of Common Stock under the Purchase Agreement if Fusion Capital or its affiliates would beneficially own more than 4.9% of our then aggregate outstanding Common Stock immediately after the proposed purchase. If the 4.9% limitation is ever reached we have the option to increase this limitation to 9.9%. If the 9.9% limitation is ever reached, this limitation will not limit Fusion Capital's obligation to fund the daily purchase amount.

The terms of the Purchase Agreement further provide that we have the unconditional right to suspend purchases at any time for any reason effective upon one trading day's notice. Any suspension would remain in effect until our revocation of the suspension. Also, we have the unconditional right at any time for any reason to give notice to Fusion Capital terminating the Purchase Agreement, which notice would be effective one trading day after Fusion Capital receives such notice.

For additional information regarding the Financing, please refer to the exhibits included as part of this Current Report on Form 8-K.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)      Exhibits.

          The following exhibits are hereby filed as part of this current report on Form 8-K:

          4.1 Common Stock Purchase Agreement between PurchasePro.com, Inc. and Fusion Capital Fund II, LLC, dated December 21, 2001.

          99.1     Press release, dated December 21, 2001

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        PURCHASEPRO.COM, INC.

Date:  January 4, 2002                  By:  /s/ Mark R. Donachie
                                            ----------------------
                                            Name: Mark R. Donachie
                                            Title: Chief Financial Officer

                                  EXHIBIT INDEX



The following exhibits are filed herewith:

     Exhibit
     -------
     4.1        Common Stock Purchase Agreement between PurchasePro.com, Inc.
                and Fusion Capital Fund II, LLC, dated December 21, 2001.

     99.1       Press release, dated December 21, 2001